Exhibit 10.26

Execution Version

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”), dated as of September 5, 2018 (the “Signing Date”), is by and between Fanhua Inc, an exempted company incorporated under the laws of the Cayman Islands (the “Purchaser”), and Puyi Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”). The Purchaser and the Company are sometimes herein referred to each as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company and the Purchaser desire to provide for the allotment, issuance, sale and purchase of the number of ordinary shares, par value US$0.001 per share, each in the capital of the Company (the “Ordinary Shares”), on the terms and conditions set forth in this Agreement; and

WHEREAS, the Company and the Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the issuance, sale and purchase and related transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and the Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Issuance, Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, the Company agrees to allot, issue and sell to the Purchaser free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, claim or restriction of any kind or nature other than those imposed by the Memorandum and Articles of Association of the Company, and the Purchaser agrees to purchase from the Company and subscribe for, 4,033,600 Ordinary Shares (the “Purchase Shares”).

Section 1.2 Purchase Price. The total consideration payable by the Purchaser to the Company (the “Purchase Price”) shall be US$1,468,976.80.

Section 1.3 Allotment and Payment.

(a) The Company shall deliver or cause to be delivered to the Purchaser a copy of the Company’s updated register of members reflecting such Purchaser’s ownership of the Purchase Shares no later than 30 Days from the Signing Date.

(b) The Purchaser shall deliver the Purchase Price to the Company by wire transfer in immediately available funds no later than 180 Days from the Signing Date.

(c) The Company shall use its best effort to cause the register of members of the Company be updated to reflect the Purchase Shares being allotted to the Purchaser so that the Purchaser shall have the rights of a shareholder of the Company and have full title and rights to the Purchase Shares, including but not limited to, the rights to dividends and distributions, voting rights, rights of disposal and entitlements to any and all economic benefits.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as of the date hereof and as of the Signing Date, as follows:

(a) Organization and Authority.

(i) The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business in all material respects as is currently conducted.

(ii) The Company has all necessary corporate power and authority, under its Memorandum and Articles of Associationand any applicable laws,to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder has been duly authorized by all requisite action on the part of the Company. This Agreement has been duly executed by the Company and, assuming the authorization, execution and delivery by the Purchaser, constitutes the valid and legally binding obligations of the Company, enforceable in accordance with its respective terms and conditions, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Capitalization. The authorized share capital of the Company is US$2,000,000 divided into 2,000,000,000 Ordinary Shares with a par value of US$0,001 each. As of the date of this Agreement, 80,000,000 Ordinary Shares are issued, and there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued Ordinary Shares in the capital of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue any Ordinary Shares in capital of, or other equity interests in, the Company or any of its Subsidiaries.

(c) Due Issuance of the Purchase Shares. The issuance and allotment of the Purchase Shares have been duly authorized by and on behalf of the Company. The Purchase Shares, when an entry has been made on the register of members of the Company to reflect such Purchase Shares as being validly issued, shall be free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, claim or restriction of any kind or nature.

(d) Non-contravention; Compliance with Laws. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, in each case after approval by the Company Board, will (i) violate any provision of the Company’s organizational documents, as amended to date; (ii) violate or conflict with or result in a breach of any law, regulation, order, writ, injunction or decree of any court, arbitrator or governmental instrumentality to which the Company is bound; or (iii) violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or entitle any party to terminate any or all of the provisions of, or cause the acceleration of or entitle any party to accelerate the performance required by, or cause the acceleration of or entitle any party to accelerate the maturity of any debt or obligation pursuant to, any contract, agreement, arrangement, commitment or restriction of any kind to which the Company is a party or by which the Company is bound.

(e) Litigation. There is no action, suit, inquiry, notice of proceeding, or investigation by or against the Company or any of its Subsidiaries or affecting the business or any of the assets of the Company or any of its Subsidiaries.

(f) No Other Representations or Warranties. Except for the representations and warranties as aforesaid, the Company makes no express or implied representation or warranty to the Purchaser.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Signing Date, as follows:

(a) Due Formation. The Purchaser is a company duly incorporated, validly existing and in good standing under the laws of its place of incorporation, with full power and authority to own and operate and to carry on its business in the places and in the manner as currently conducted.

(b) Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder has been duly authorized by all requisite actions on its part.

(c) Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Consents. Neither the execution and delivery by the Purchaser of this Agreement nor the consummation by it of any of the transactions contemplated hereby nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any Governmental Authority or any third party, except as have been obtained, made or given.

(e) No Conflict. Neither the execution and delivery by Purchaser of this Agreement, nor the consummation by it of any of the transactions contemplated hereby, nor compliance by Purchaser with any of the terms and conditions hereof will (i) violate any provision of the Purchaser’s articles of association or by-laws, in each case as amended to date; (ii) violate or conflict with or result in a breach of any law, regulation, order, writ, injunction or decree of any court, arbitrator or governmental instrumentality to which the Purchaser is bound; or (iii) violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or entitle any party to terminate any or all of the provisions of, or cause the acceleration of or entitle any party to accelerate the performance required by, or cause the acceleration of or entitle any party to accelerate the maturity of any debt or obligation pursuant to, any contract, agreement, arrangement, commitment or restriction of any kind to which the Purchaser is a party or by which the Purchaser is bound.

(f) Financing. The Purchaser has sufficient funds available to it to purchase all of the Purchase Shares pursuant to this Agreement.

ARTICLE III

COVENANTS

Section 3.1 Further Assurances. From the date of this Agreement, the Parties shall use their commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby.

Section 3.2 Obligations of the Purchaser. The Purchaser agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the registration documents.

Section 3.3 Indemnification. Each of the Company and the Purchaser (an “Indemnifying Party”) shall indemnify and hold each other and their directors, officers, employees, advisors and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, fines, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (a) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto; or (b) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement for reasons other than gross negligence or willful misconduct of such Indemnified Party. In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Governing Law. This Agreement and the rights and obligations of the parties under it shall be governed by, and construed and enforced in accordance with, the laws of Hong Kong Special Administrative Region, without giving effect to the rules and principles of conflicts of laws thereof.

Section 4.2 Dispute Resolution. Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, performance breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of any Party to the dispute with notice (the “Arbitration Notice”) to the other Parties.

(i)	The Dispute shall be settled in Hong Kong in a proceeding conducted in English by one (1) arbitrator from the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules.

(ii)	Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents reasonably requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(iii)	The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(iv)	During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

Section 4.3 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 4.4 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Company and the Purchaser and their respective heirs, successors and permitted assigns and legal representatives.

Section 4.5 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Parties.

Section 4.6 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Party or Parties to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, on the next Business Day following delivery if sent by courier or on the day of attempted delivery by postal service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

If to Purchaser, at:	Fanhua Inc.
27F, Pearl River Tower,
No. 15 West Zhujiang Road, Tianhe District
Guangzhou, Guangdong 510623,
People’s Republic of China
Attn: Peng Ge, Chief Financial Officer

If to the Company, at:	Puyi Inc.
42F, Pearl River Tower,
No. 15 West Zhujiang Road, Tianhe District
Guangzhou, Guangdong 510623,
People’s Republic of China
Attn: Yu Haifeng, Chief Executive Officer

Any Party may change its address for purposes of this Section 4.7 by giving the other Parties hereto written notice of the new address in the manner set forth above.

Section 4.7 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 4.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 4.9 Fees and Expenses. Each of the parties hereto shall pay its own fees and expenses incurred in connection with this Agreement or otherwise.

Section 4.10 Public Announcements. None of the Parties to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the Company.

Section 4.11 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 4.12 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Fanhua Inc.

By:	/s/ Ge Peng
Name:	Ge Peng
Title:	Director

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Puyi Inc.

By:	/s/ Yu Haifeng
Name:	Yu Haifeng
Title:	Director